Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into and made effective as of the latest date set forth on the signature page hereto, by and between      (the “Purchaser”), and VIASPACE Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company has registered $50,000,000 shares (the “Registered Stock”) of the common stock $0.001 par value per share (the “Common Stock”) of the Company, which shares of stock are freely tradable and are registered under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchaser desires to purchase $     of said Registered Stock and the Company desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.	Purchase and Sale of Common Stock.

(i) 1.1 Purchase and Sale of Shares. In consideration of, and in express reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, that number of shares of the Registered Stock (the “Shares”) in exchange for the payment of an aggregate purchase price of $     (the “Purchase Price”), to be paid by check or wire transfer in immediately available funds made payable to the order of the Company or cancellation or conversion of indebtedness, calculated as follows: the number of Shares that the Company shall deliver to the Purchaser in exchange for the Purchase Price shall be equal to the Purchase Price divided by product of the average Volume Weighted Average Price (as defined below) per share of the Common Stock for the five Trading Days prior to the Effective Date (as defined below) multiplied by 85%. For purposes of this Agreement, “Volume Weighted Average Price” per share of the Common Stock means the volume weighted average price of the common stock of the Company during any Trading Day as reported in the “pink sheets” through the Interdealer Trading Quotation System; provided, if such security is not traded on the over the counter market via the pink sheets, then the volume weighted average price on the NASDAQ OTCBB; provided further, that, if such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the volume weighted average price of the common stock of the Company during any Trading Day on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be. For the purposes of this Agreement, the “Effective Date” shall mean that date on which the Company files the applicable Form 424 filing with the United States Securities and Exchange Commission pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended, provided however, that if such filing is made after 2 p.m. EST, the Effective Date shall be the next Trading Day (as defined below) after the date that such filing is made. For the purposes of this Agreement, “Trading Day” means any day on which (i) purchases and sales of securities on the principal national security exchange or quotation system on which the Common Stock is traded are reported thereon, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, (ii) at least one bid for the trading of Common Stock is reported and (iii) no event that results in a material suspension or limitation of trading of the Common Stock occurs.

For purposes of illustration of the calculations set forth in this Section 1.1 only, if upon the delivery by Purchaser of a Purchase Price equal to $10,000 to the Company, the average of the Volume Weighted Average Price per share of the Common Stock for the five Trading Days prior to the Effective Date equaled $0.20, the Company would deliver ($10,000/($0.20 x 85%) = 58,824) 58,824 shares of the Common Stock to the Purchaser.

1.2 Execution and Delivery. Execution and delivery of this Agreement by the Purchaser shall constitute a binding offer to purchase the Shares at the Purchase Price, subject only to acceptance and delivery of this Agreement by the Company.

1.3 Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser and neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company in connection with the offer and sale of the Shares by the Company to the Purchaser.

1.4 Closing and Settlement. The purchase and sale of the Shares shall take place at (i) the offices of the Company on the Effective Date, or (ii) such other place or date as the Purchaser and the Company may agree upon (the “Closing”). Each party shall deliver all documents required to be delivered by such party pursuant to this Agreement at or prior to the Closing. On the date of the Closing, (i) the Purchaser shall deliver the Purchase Price to the Company by wire transfer of immediately available funds to the Company’s account within one (1) business day following the Effective Date:

Company Wire Transfer Instructions:

and (ii) the Company shall deliver, or cause its transfer agent to deliver, the Shares by overnight mail or via DTC to the Purchaser within three (3) business days following the Effective Date. As used herein, “business day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

2. Representations and Warranties of the Purchaser. The Purchaser makes the following representations, warranties and covenants to the Company:

2.1 This Agreement has been duly and validly authorized, executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

2.2 The Purchaser is purchasing the Shares for its own account for investment purposes and not with a view to, or for offer or sale for the Company in connection with, a direct or indirect distribution of the Shares. The Purchaser is not and will not directly or indirectly participate in and has no direct or indirect participation in, any underwriting of such undertaking.

3. Representations and Warranties of the Company. The Company makes the following representations and warranties as of the date hereof:

3.1 The Company is not a party to any agreement, written or oral, creating rights with respect to the Shares in any third person or relating to the voting of the Shares that has not been waived prior to the date hereof.

3.2 The Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon delivery of the of the Purchase Price by Purchaser, and assuming such Purchase Price is in excess of $0.001 per share, will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

3.3 The Company shall transfer the Shares to Purchaser free and clear of all security interests, liens, encumbrances, equities and other charges.

3.4 The Shares are registered under the Securities Act and assuming the registration statement relating to the Shares is still effective and has not been suspended or withdrawn at the time of purchase and assuming the accuracy of the Purchaser’s representations and warranties in Section 2 hereof, upon purchase thereof pursuant to the terms of this agreement (i) will be freely tradable and (ii) will not be subject, in any respect, to the resale restrictions of Rule 144 under the Securities Act.

3.5 The Company is unaware of any information that would reasonably be expected to materially adversely affect the price of the Shares in the foreseeable future.

3.6 The Company shall cause the Company’s transfer agent to provide Purchaser with an accurate figure representing the current number of shares of the Company’s Common Stock that are outstanding as of the most recent available date.

3.7 The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

3.8 The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. (“OTCBB”) and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

3.9 Authorization. The Company has duly and validly authorized and reserved for issuance shares of Common Stock of the Company which is a number sufficient for the sale of the Shares to Purchaser under the terms of this Agreement. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Shares. The Company further acknowledges that its obligation to issue the Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the performance of this Agreement. The Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

3.10 Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder (including the issuance, sale and delivery to the Purchaser of the Shares). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares and the issuance and reservation for issuance of the Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

3.11 Validity of Issuance of the Shares. The Shares upon their issuance in accordance with this Agreement will not be subject to any preemptive rights that have not been validly waived prior to the date hereof.

3.12 Non-contravention. The execution and delivery by the Company of this Agreement, the issuance of the Shares, and the consummation by the Company of the other transactions contemplated hereby do not, and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles or Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any statute, law, rule or regulation applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets in the case of clause (iii), that would reasonably be expected to have a Material Adverse Effect. A “Lien” means any assignment, transfer, pledge, mortgage, security interest or other encumbrance of any nature, or an agreement to do so, or the ownership or acquisition or agreement to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement).

3.13 Approvals. Assuming the representations and warranties of the Purchaser in Section 2 hereof are true and correct, no authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Shares to Purchaser as contemplated by this Agreement, except (i) such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof, (ii) filings required pursuant to this Agreement, (iii) application(s), as applicable, to each trading market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) any filings as are required to be made under applicable state securities laws, each of which shall be made within the appropriate filing periods by the Company and copies of which shall be provided by the Company to the Purchaser promptly after such filing.

3.14 Commission Filings. The Company has properly and timely filed with the Securities and Exchange Commission (the “Commission”) all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the “Commission Filings”). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

3.15 Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the Commission Filings that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

3.16 Absence of Events of Default. No “Event of Default” (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

3.17 Securities Law Matters. During the term of this Agreement, prior to the time that all shares representing the Shares have been delivered to Purchaser under the terms of this Agreement, the Company shall not directly or indirectly take, and shall use its commercially reasonable efforts to cause its directors, officers or Affiliates directly or indirectly not to take, any action which will make unavailable the Securities Act registration of the Shares being relied upon by the Company for the offer and sale to Purchaser of the Shares as contemplated by this Agreement. As used herein, “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

3.18 No Misrepresentation. No representation or warranty of the Company contained in this Agreement or any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.19 Finder’s Fee. There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Purchaser is liable or responsible.

3.20 Litigation. Other than as disclosed in the Commission Filings, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or its Subsidiaries that questions the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company and its Subsidiaries, taken as a whole, financially or otherwise. Neither the Company nor its Subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending or that the Company or its Subsidiaries intends to initiate.

3.21 Agreements. Except for agreements explicitly contemplated hereby, or disclosed in the Commission Filings, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any affiliate thereof.

3.22 Tax Returns. The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount, except as disclosed in the Commission Filings, claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.	Miscellaneous.

4.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of such waiver or amendment is sought.

4.2 Governing Law and Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of      , without giving effect to conflict of law principles. With respect to any suit, action or proceedings relating to this Agreement, the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of      and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

4.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective if delivered to the Company in the manner set forth below to the address or number set forth below (or as furnished by the Company in writing hereafter) and to the Purchaser in the manner set forth below to the address or number set forth below (or as furnished by the Purchaser in writing hereafter) in each case (a) upon hand delivery or by facsimile (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To the Company:

VIASPACE Inc.

171 North Altadena Dr.

Suite 101

Pasadena, CA 91107

Fax: (626) 578-9269

Attn: Chief Financial Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Fax: (617) 542-2241 (fax)

Attn: Megan N. Gates, Esq.

To the Purchaser: at the address set forth on the signature page hereto.

4.4 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

4.5 Severability. Each term, covenant, condition or provision of this Agreement shall be viewed as separated and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

4.6 Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to be the prevailing party and not necessarily the one in whose favor a judgment is rendered.

4.7 Jury Trial Waiver. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents.

4.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Facsimile execution shall be deemed originals.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to by duly executed by their respective authorized representatives as of the date first set forth above.

PURCHASER:

By:	Name of Purchaser

Signature

Printed Name

Title

Address (Street)

Address (City, State, ZIP)

Fax

Jurisdiction of Organization

Jurisdiction of Residence

Federal Tax ID Number

Dated

AGREED AND ACCEPTED:

VIASPACE INC.

By:
Carl Kukkonen
President and Chief Executive Officer

Dated: